UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2010

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 1, 2010, United States District Court Judge David S. Doty signed an order scheduling a hearing for June 18, 2010 on a proposed settlement of a case captioned In re MoneyGram International, Inc. Derivative Litigation. The case, pending in the United States District Court for the District of Minnesota, is a stockholder derivative action arising out of MoneyGram International, Inc.’s (the "Company") subprime related losses in 2007 and 2008.

The Company previously announced it had entered into a memorandum of understanding with plaintiffs to settle the case. A formal stipulation of settlement was entered into on March 31, 2010.

The Court’s order provides for notice of the proposed settlement by the Company, including the filing of this Form 8-K containing the court-approved notice. The Company has also posted the stipulation of settlement and notice on its website, www.moneygram.com. The notice provides stockholders information concerning the proposed settlement and an application by plaintiffs’ counsel for an award of attorneys’ fees and expenses in the amount of $1.25 million, to be paid by the Company and its insurers. The notice also informs stockholders how they may object to the proposed settlement and the request for attorneys’ fees and expenses or otherwise be heard by the Court.

The Notice of Proposed Settlement of Stockholder Derivative Action and Settlement Hearing is furnished herewith as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

April 5, 2010	By:	/s/ Timothy C. Everett

Name: Timothy C. Everett
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Notice of Proposed Settlement of Stockholder Derivative Action and Settlement Hearing dated April 1, 2010